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                                  FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.

                                     20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              THE TITAN CORPORATION
             (exact name of registrant as specified in its charter)


             DELAWARE                               95-2588754
     (State of incorporation)                    (I.R.S. Employer
                                                 Identification No.)


      3033 Science Park Road                          92121-1199
       San Diego, California                          (Zip Code)
       (Address of principal
        executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                 Name of each exchange on which
       to be so registered                 each class is to be registered

       --------------------                -------------------------------

  ___% Convertible Subordinated                New York Stock Exchange
        Debentures due 2003

Securities to be registered pursuant to Section 12(g) of the Act:

              None


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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the ___% Convertible Subordinated Debentures due 2003 (the "Securities") of The Titan Corporation, a Delaware corporation (the "Company"), to be registered hereunder is set forth under the caption "Description of Debentures" in the Prospectus included in the Company's Registration Statement on Form S-3 (No. 333-10965) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the "Commission") on August 28, 1996, as amended by Amendment No. 1 filed with the Commission on October 11, 1996, and any prospectus filed in accordance with Rule 424(b) (the "S-3 Registration Statement"), which description is incorporated herein by reference.

ITEM 2. EXHIBITS.

1. Form of the Securities (included in Exhibit 4.1 to Amendment No. 1 to Registrant's Registration Statement on Form S-3 (No. 333-10965) filed with the Commission on October 11, 1996).

2. Form of Indenture dated as of October ___, 1996 between the Company and Norwest Bank Minnesota N.A., as trustee (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Registrant's Registration Statement on Form S-3 (No. 333-10965) filed with the Commission on October 11, 1996).

3. Restated Certificate of Incorporation dated as of November 6, 1996 (incorporated by reference to Exhibit 3.1 to Registrant's 1987 Annual Report on Form 10-K). Certificate of Amendment of Restated Certificate of Incorporation dated as of June 30, 1987 (incorporated by reference to Exhibit 3.2 to Registrant's 1987 Annual Report on Form 10-K).

4. The Company's Bylaws, as amended (incorporated by reference to Exhibit 6(a)(3) to Registrant's Quarterly Report on Form 10-Q dated November 13, 1995).

5. Rights Agreement, dated as of August 21, 1995, between the Company and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A dated September 5, 1995).

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                                   SIGNATURE

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     Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf, by the undersigned, thereunto duly authorized.

Dated: October 17, 1996

                                       The Titan Corporation

                                       By: /s/ Bernard M. Hirl
                                           -----------------------------------
                                               Bernard M. Hirl
                                               Senior Vice President and Chief
                                               Financial Officer

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